                                                                EXHIBIT 99.16(c)


Merrill Lynch Texas Municipal Bond Fund
  of Merrill Lynch Multi-State
  Municipal Series Trust - Class C
   10/21/94 - 7/31/95
                                                         Since        Since
                                                        Inception    Inception
                                                     Average Annual    Total
                                                      Total Return    Return*
                                                     --------------  ---------
Initial Investment                                       $1,000.00   $1,000.00

Divided by Net Asset Value                                   10.16       10.16
                                                        ----------   ---------
Equals Shares Purchased                                     98.425      98.425

Plus Shares Acquired through
  Dividend Reinvestment                                      3.724       3.724
                                                        ----------   ---------
Equals Shares Held at 7/31/95                              102.149     102.149

Multiplied by Net Asset Value at 7/31/95                     10.58       10.58
                                                        ----------   ---------
Equals Ending Value before deduction for
  contingent deferred sales charge                        1,080.74    1,080.74

Less deferred sales charge                                  (10.00)       0.00
                                                        ----------   ---------
Equals Ending Redeemable Value at
$1000 Investment (ERV) at 7/31/95                         1,070.74    1,080.74
                                                        ----------   ---------
Divided by $1,000 (P)                                       1.0707      1.0807

Subtract 1                                                  0.0707      0.0807

Expressed as a percentage equals the
  Aggregate Total Return for the Period (T)                   7.07%
                                                        ==========
Expressed as a percentage equals the
  Aggregate Total Return for the Period                                   8.07%
                                                                     =========

ERV divided by P                                            1.0707

Raise to the power of                                       1.2898

Equals                                                      1.0922

Subtract 1                                                  0.0922

Expressed as a percentage equals the
  Average Annualized Total Return                             9.22%
                                                        ==========

*Does not include sales charge for the period.




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30 DAYS STANDARDIZED YIELD
FOR THE PERIOD ENDING 7-31-95

MERRILL LYNCH TEXAS MUNICIPAL BOND FUND
 OF MERRILL LYNCH MULTI-STATE
 MUNICIPAL SERIES TRUST - CLASS C


Long term income generally based on yield to
  maturity times market value of each security                  $2,268

Plus short term income accrued for the past
  thirty days                                                      514
                                                           -----------
Equals Total Income                                              2,782

Less expenses for the past thirty days                            -659
                                                           -----------
Equals net monthly income for yield calculation                  2,123
                                                           -----------
Average shares outstanding for 30 days                          49,850

Times the Net Asset Value                                        10.57
                                                           -----------
Equals total dollars                                          $526,910
                                                           ===========

Net monthly income divided by total dollars equal          0.004025927

Add 1                                                      1.004029527

Raise to the power of 6                                    1.024422031

Subtract 1                                                 0.024422031

Times  2                                                   0.048844061

Expressed as a percentage equals the
  standardized yield for the 30 day period                        4.88%
                                                              ========

Tax Rate                                                         28.00%

X = 1 minus Tax Rate                                             72.00%

Standardized Yield divided by X equals
  Tax Equivalent Yield for 30 day period                           6.78%
                                                              =========